FREDERICK COUNTY
BANCORP, INC.

PRESS RELEASE

Frederick County Bancorp, Inc. Reports Results for the Second Quarter 2009

July 13, 2009, Frederick, MD — Frederick County Bancorp, Inc. (the “Company”) (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, for the quarter ended June 30, 2009, the Company recorded net income of $239,000 and diluted earnings per share of $0.16, as compared to net income of $270,000 and diluted earnings per share of $0.18 recorded for the second quarter of 2008.  During the second quarter of 2009, the Company realized securities gains of $117,000.  The Company’s decision to sell securities and realize gains during the quarter was influenced, in part, by the FDIC’s special assessment in the amount of $115,000.  The Company earned $284,000 with diluted earnings per share of $0.19 for the first half of 2009 as compared to $569,000 in earnings and diluted earnings per share of $0.38 for the same period in 2008. The decline in earnings was due primarily to an increase in the provision for loan losses in 2009 to $600,000 from the $240,000 recorded in the second quarter of 2008.  The increase in the provision followed an increase in net loan charge-offs during the first quarter of 2009, primarily due to two loan relationships, whereas, there were no charge-offs in the second quarter of 2009.  Management recognizes that the potential for continued economic weakness during 2009 necessitates a higher level of reserves.  While the Company does not engage in high risk lending and has no concentrations of credit to any one industry, its loan portfolio quality reflects prevailing local economic conditions.  The ratio of the allowance for loan losses to total loans stood at 1.47% and 1.23% as of June 30, 2009 and 2008, respectively.  Nonperforming assets stood at $1.05 million and $1.84 million at June 30, 2009 and 2008, respectively, and at $1.56 million at December 31, 2008.  The corresponding nonperforming assets to total assets ratios were 0.41% and 0.70% as of June 30, 2009 and 2008, respectively, and 0.61% as of December 31, 2008.

The Company also reported that, as of June 30, 2009, assets stood at $258.2 million, with total deposits of $220.2 million and gross loans of $206.9 million, representing decreases of 1.6%, 1.7% and 1.4% respectively, compared to the first half of 2008.  The Company’s slight contraction in asset, deposit and loan totals reflects management’s ongoing decision to limit balance sheet growth, thereby strengthening its capital position in anticipation of continued economic uncertainty.

Management believes that the Company’s performance for the quarter ended June 30, 2009 reflects the results of deliberate action taken to control expenses, despite the FDIC special assessment, improve net interest margin and mitigate potential loan losses.  “This has been a challenging period for financial institutions.  Our response was to strengthen the Bank’s balance sheet by conserving capital, increasing liquidity, and maintaining a conservative lending philosophy,” said Martin S. Lapera, President and Chief Executive Officer of Frederick County Bank.  “Our capital and liquidity positions are stronger than ever and compare very favorably to our peer group of banks.  We are now positioned to seek opportunities that will put us back on a path of growth and increased profitability,” continued Mr. Lapera.  The Company’s Tier 1 capital to risk-weighted assets and Total capital to risk-weighted assets ratios as of June 30, 2009 were 12.10% and 13.35%, respectively, with regulatory minimum ratios for capital adequacy purposes of 4.00% and 8.00%, respectively.

Frederick County Bank commenced operations in 2001 and has posted positive quarterly earnings continuously since 2002, its second year in operation.  The Bank is headquartered in Frederick, Maryland, and conducts full service commercial banking services through four offices, three of which are in the City of Frederick and one office located in Walkersville, Maryland.  Frederick County Bank maintains a solid Four Star Rating from Bankrate.com as of December 31, 2008 and the top Five Star Rating from Bauer Financial, Inc., as of March 31, 2009.

	June 30,	June 30,	December 31,
	2009	2008	2008
(dollars in thousands)	(unaudited)	(unaudited)	(audited)
Total assets	$258,248	$262,493	$254,562
Cash and due from banks	815	4,781	808
Federal funds sold and other overnight investments	30,131	14,482	15,247
Investment securities - available for sale	14,458	26,460	20,040
Restricted stock	1,566	1,509	1,599
Loans, net	203,891	207,385	208,720
Deposits	220,190	223,987	216,883
Long-term borrowings	10,000	10,000	10,000
Junior subordinated debentures	6,186	6,186	6,186
Shareholders' equity	20,947	20,064	20,612

SELECTED FINANCIAL DATA
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SUMMARY OF OPERATING RESULTS:
Interest income	$3,468	$3,839	$6,932	$7,855
Interest expense	1,381	1,812	2,845	3,802
Net interest income	2,087	2,027	4,087	4,053
Provision for loan losses	200	120	600	240
Net interest income after provision for loan losses	1,887	1,907	3,487	3,813
Securities gains	117	-	117	-
Gain (loss) on sale of foreclosed properties	-	-	(32)	15
Noninterest income (excluding gains (losses))	134	129	274	265
Noninterest expense	1,782	1,650	3,465	3,296
Income before provision for income taxes	356	386	381	797
Provision for income taxes	117	116	97	228
Net income	239	270	284	569

PER COMMON SHARE DATA:
Basic earnings per share	$0.16	$0.18	$0.19	$0.39
Diluted earnings per share	$0.16	$0.18	$0.19	$0.38
Basic weighted average number of shares outstanding	1,460,802	1,460,602	1,460,802	1,460,602
Diluted weighted average number of shares outstanding	1,481,786	1,507,087	1,478,696	1,508,066
Common shares outstanding	1,460,802	1,460,602	1,460,802	1,460,602
Book value per share	$14.34	$13.74	$14.34	$13.74

SELECTED UNAUDITED FINANCIAL RATIOS:
Return on average assets	0.37%	0.41%	0.22%	0.44%
Return on average equity	4.67%	5.33%	2.58%	5.66%
Allowance for loan losses to total loans	1.47%	1.23%	1.47%	1.23%
Nonperforming assets to total assets	0.41%	0.70%	0.41%	0.70%
Ratio of net charge-offs to average loans	0.00%	0.00%	0.33%	0.14%
Average equity to average assets	8.01%	7.76%	8.55%	7.74%
Tier 1 capital to risk-weighted assets	12.10%	11.19%	12.10%	11.19%
Total capital to risk-weighted assets	13.35%	12.30%	13.35%	12.30%

Weighted average yield/rate on:
Loans	6.27%	6.60%	6.23%	6.75%
Interest-earning assets	5.63%	6.20%	5.62%	6.39%
Interest-bearing liabilities	2.77%	3.55%	2.86%	3.74%
Net interest spread	2.86%	2.65%	2.76%	2.65%
Net interest margin	3.42%	3.32%	3.34%	3.35%

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws.  Forward-looking statements can generally be identified by the use of forward- looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates" or similar terminology.  Such statements, specifically regarding the Company's intentions regarding growth and market expansion, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values, as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect the Company specifically, its existing and target market areas or the banking industry generally.  Forward-looking statements speak only as of the date they are made.  The Company will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information, please refer to the Company’s reports filed with the U.S. Securities and Exchange Commission.

Contact: William R. Talley, Jr., Executive Vice President and Chief Financial Officer, (240) 529-1507

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